UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2016

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 6, 2016, American Financial Group, Inc. (the “Registrant”) disclosed in a press release that it had delivered a letter on the same date to the Special Committee of the Board of Directors of National Interstate Corporation (“National Interstate”) whereby it increased the price of its previously improved June 24, 2016 proposal to acquire all of the outstanding common shares of National Interstate that are not currently owned by Great American Insurance Company, a wholly-owned subsidiary of the Registrant, to $32.00 per share in cash. This represents the Registrant’s best and final offer, and the Registrant will offer no further increases from this price. The proposed transaction will not be subject to a financing condition.

A copy of the press release is furnished as Exhibit 99.1 to and incorporated by reference in this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release dated July 6, 2016 This Exhibit is furnished pursuant to Item 9.01 and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: July 6, 2016	By:	/s/ Mark A. Weiss
Mark A. Weiss
Vice President

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